UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois	60618
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
General
On October 17, 2008, Sony Computer Entertainment America Inc. (“Sony”) and Midway Home Entertainment, Inc. (“Midway”), a wholly-owned subsidiary of Midway Games Inc. (the “Registrant”) executed the Global PlayStation 3 Format Licensed Publisher Agreement effective as of September 26, 2008 (“Agreement”). The Agreement grants the Registrant the right to develop, publish, manufacture, market, advertise, promote, sell and distribute video games for the PlayStation 3 computer entertainment system until March 31, 2012 with automatic one-year renewal terms thereafter, in territories to be specified in regional riders to the Agreement. Simultaneously with the execution of the Agreement, Sony and Midway entered into a regional rider for the United States of America and its territories and possessions, Canada, and Mexico. Sony charges Midway royalties under the Agreement for each game unit manufactured and such amounts are subject to adjustment by Sony at its discretion. Sony has the right to review, evaluate and approve a game proposal, various stages of a game’s work-in-progress and the final version of each game, including the game’s packaging.
Indemnification
In addition, Midway must indemnify Sony with respect to all claims, demands, losses, liabilities, damages, expenses and costs resulting from any claim against Sony involving the development, marketing, advertising, sale, distribution or use of Midway’s games, including any claims for intellectual property infringement or any federal, state or foreign civil or criminal actions, breach of any of the provisions of the Agreement and any claims of or in connection with any personal or bodily injury or property damage. Sony must indemnify Midway with respect to all third-party claims, demands, losses, liabilities, damages, expenses and costs resulting from any claim against Midway arising from or in connection with a breach of any of the representations or warranties provided by Sony.
Termination
The Agreement may be terminated immediately upon written notice by Sony if (i) Midway breaches this Agreement or any other agreement entered into between Sony or its affiliates and Midway, (ii) Midway no longer exercises any of the rights granted by Sony under the Agreement, including the failure on behalf of Midway to submit any purchase orders to Sony for a period of twelve consecutive months, (iii) Midway becomes insolvent, (iv) the controlling interest in Midway or the Registrant is transferred to certain parties who are in breach of their agreements with, are competitive with, or are involved in litigation against Sony or its affiliates, (v) Midway or the Registrant enters into a business relationship with a third party related to the design or development of any core components of a interactive device which is directly or indirectly competitive with the PlayStation 3 system, (vi) Midway, the Registrant, or any of its affiliates initiates litigation against Sony challenging the validity of certain of Sony’s intellectual property rights, (vii) Midway defaults on any payments owed to Sony, or (viii) Midway or any of its officers or employees engages in hacking of any software for the PlayStation format. Sony may also terminate license rights on a product-by-product basis.
Upon termination of the Agreement pursuant to (ii), (iv) or (v) above, Midway has a period of ninety (90) days to sell any existing product inventory remaining as of the date of termination. Midway is required to destroy any unsold inventory remaining after the end of such ninety (90) day period. Upon termination as a result of any other reason set forth in (i), (iii), (vi), (vii) or (viii), the Registrant must destroy any remaining inventory within five (5) business days of such termination.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
October 22, 2008	By:	/s/ Matthew V. Booty
Matthew V. Booty
Interim Chief Executive Officer and President

3